SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of Earliest Event Reported): January 29, 2001

                              COMERICA INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)



     Delaware                   1-10706                   38-1998421
     --------                   -------                   ----------
  (State or other          (Commission File             (IRS Employer
  jurisdiction of              Number)                  Identification
  incorporation)                                           Number)


                        Comerica Tower at Detroit Center
                          500 Woodward Avenue, MC 3391
                             Detroit, Michigan 48226
                             -----------------------
               (Address of principal executive offices) (zip code)

                                 (800) 521-1190
           ----------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.     OTHER EVENTS
            ------------

      On January 29, 2001, Imperial Bancorp, a California corporation ("Imperial"), merged with and into Comerica Holdings Incorporated, a Delaware corporation and a wholly owned subsidiary of Comerica Incorporated, a Delaware corporation ("Comerica"). As a result of that merger, each common share of Imperial outstanding immediately prior to the effective time of the merger was converted into the right to receive 0.46 shares of common stock, par value $5.00 per share, of Comerica, with cash to be paid in lieu of fractional shares, and all rights with respect to Imperial common shares pursuant to Imperial stock options outstanding at such effective time were converted into and became rights with respect to Comerica common stock on terms adjusted to reflect the 0.46 exchange ratio.

      The Merger is being accounted for under the "pooling-of-interests" method of accounting and a "reorganization" under the Internal Revenue Code of 1986, as amended.

      A copy of the press release of January 30, 2001, regarding the merger is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS
            ---------------------------------

(a)         Financial statements of businesses acquired.

                -     Not Applicable

(b)         Pro forma financial information.

                -     Not Applicable

(c)         Exhibits.

            99.1 Press release, dated January 30, 2001, issued by Comerica Incorporated.

                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                              COMERICA INCORPORATED


                                    By: /s/ George W. Madison
                                        ---------------------
                                    Name:   George W. Madison
                                    Title:  Executive Vice President, General
                                            Counsel and Corporate Secretary

Date:  January 30, 2001

                                  EXHIBIT INDEX

99.1        Press release, dated January 30, 2001, issued by
            Comerica Incorporated.